UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   March 9, 2010

INVACARE CORPORATION
_________________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-15103	95-2680965

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Invacare Way, P.O. Box 4028, Elyria, Ohio	44036
______________________________________________________	_____________________________
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (440) 329-6000

__________________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2010, the Compensation and Management Development Committee of the Board of Directors of Invacare Corporation (the “Company”) approved certain amendments to the Invacare Corporation Executive Incentive Bonus Plan (the “ Bonus Plan”), the most significant of which is the change to the definition of a “change in control” of the Company under the Bonus Plan to conform to the definition of a “change in control” under the Company’s Amended and Restated 2003 Performance Plan, which was approved by shareholders at the 2009 Annual Meeting of Shareholders.  The Bonus Plan was first adopted by the Company and approved by shareholders in 2005 for the purpose of providing an incentive to the Company’s executive officers to improve the Company’s operating results and to enable the Company to recruit and retain key officers by making the Company’s overall compensation program competitive with compensation programs of other companies with which the Company competes for executive talent.

The foregoing description of the amendments to the Bonus Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Bonus Plan, as amended, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

Item 9.01.                      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Invacare Corporation Executive Incentive Bonus Plan, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invacare Corporation
(Registrant)

Date: March 12, 2010	By: /s/ Anthony C. LaPlaca Anthony C. LaPlaca Senior Vice President and General Counsel

Exhibit Index

Exhibit Number	Description
10.1	Invacare Corporation Executive Incentive Bonus Plan, as amended.